Exhibit 99.2

FireEye Announces Acquisition of Respond Software

The Respond Software XDR engine to be integrated into Mandiant Advantage, bringing cloud-native AI together with Mandiant intelligence and expertise to automate the investigation of alerts

MILPITAS, Calif. – November 18, 2020 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced the acquisition of Respond Software, the cybersecurity investigation automation company and creator of the Respond Analyst. The acquisition of Respond Software opens new market opportunities to deliver eXtended Detection and Response (XDR) capabilities to a broad set of customers. Additionally, it enables Mandiant® Solutions to further productize and scale its expertise and front-line intelligence as part of the Mandiant Advantage platform. The transaction closed on November 18, 2020 and is valued at approximately $186 million in cash and stock, exclusive of assumed unvested stock options.

The Respond Analyst is an XDR Engine that accelerates cyber investigation and response by automating the correlation of multi-sourced attack evidence using cloud-based data science models that ingest data from a comprehensive set of security technologies. This technology will become a key part of the Mandiant Advantage platform, bringing vendor-agnostic XDR and investigation capabilities that integrates with any customer environment. Further, the combination of cloud-based correlation and intelligent data science models will be used in the delivery of Mandiant Managed Defense, speeding response times and providing better security outcomes for customers while scaling existing Managed Defense resources to protect more customers.

“With Mandiant’s position on the front lines, we know what to look for in an attack, and Respond’s cloud-based machine learning productizes our expertise to deliver faster outcomes and protect more customers,” said Kevin Mandia, FireEye chief executive officer. “This creates a learning system with new capabilities that will enable us to expand our Mandiant portfolio and drive new XDR revenue through our Mandiant Advantage platform.”

The Respond Analyst automates the investigation and triage of security data, at machine speed, with a level of depth and consistency unmatched by human analysis. Using a proprietary intelligent decision engine, the Respond Analyst provides built-in reasoning and judgment to make better decisions, faster without the expensive security engineering and professional services required of most security operations tools. The combination of Respond Software’s XDR capabilities with deep, real-time knowledge of attacker tools and techniques derived from Mandiant frontline expertise and intelligence will enable customers to more quickly identify the weak signals of an attack, understand their adversary, and respond quickly to stop an attack before the adversaries are able to accomplish their mission.

“Customers rely on our XDR engine to investigate more alerts, at a deeper level, for far less cost than existing processes and tools,” said Mike Armistead, Respond Software chief executive officer prior to the acquisition. “Respond’s product dramatically reduces time spent investigating false positives as it connects the dots among siloed, multi-vendor security controls in an easy-to-deploy cloud-based package. Now coupled with Mandiant’s world-class threat intelligence and incident response expertise feeding our models, customers can be confident the most up-to-date and relevant attack tactics and techniques are recognized and appropriately escalated. This results in more coverage, faster resolution of incidents, and ultimately, less risk at lower cost.”

FireEye Announces Strategic Investment Led by Blackstone and Conference Call

In a separate release issued today, FireEye announced a $400 million strategic investment led by Blackstone Tactical Opportunities to support the company’s vision to create the industry’s leading intelligence-led cyber security platform and services company.

FireEye will host a conference call today, November 19, 2020, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss today’s announcements. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company’s website at https://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

For more information:

•	Learn more about Respond Software and the future of technology agnostic XDR here: https://respond-software.com/xdr-what-it-is-game-changer/

•	Video Overview: https://www.youtube.com/watch?v=gSa-Pj7gebI

•	Announcement blog on FireEye.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the expectations, beliefs, plans, intentions and strategies of FireEye relating to FireEye’s acquisition of Respond Software; the capabilities and benefits of Respond Software solutions; expected benefits to FireEye, Respond Software and their respective customers; future offerings; and the financial impact of the acquisition on FireEye.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include the failure to achieve expected synergies and efficiencies of operations between FireEye and Respond Software; the ability of FireEye and Respond Software to successfully integrate their respective market opportunities, technology, products, personnel and operations; the failure to timely develop and achieve market acceptance of combined products and services; the potential impact on the business of Respond Software as a result of the acquisition; the loss of any Respond Software customers; the ability to coordinate strategy and resources between FireEye and Respond Software; the ability of FireEye and Respond Software to retain and motivate key employees of Respond Software; customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye’s or Respond Software’s products or services; any delay in the release of FireEye’s or Respond Software’s new products or services; FireEye’s ability to react to trends and challenges in its business and the markets in which it operates; FireEye’s ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain key executives and employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the impact of the COVID-19 pandemic on FireEye’s business, results of operations, liquidity and capital resources; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on October 30, 2020, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

About Mandiant Solutions and the Mandiant Advantage Platform

Mandiant Solutions, a part of FireEye, brings together the world’s leading threat intelligence and frontline expertise with continuous security validation to arm organizations with the tools needed to increase security effectiveness and reduce organizational risk, regardless of the security technologies deployed.

About FireEye, Inc.

FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant consulting. With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 9,600 customers across 103 countries, including more than 50 percent of the Forbes Global 2000.

© 2020 FireEye, Inc. All rights reserved. FireEye and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

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Source: FireEye